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                                                                Exhibit 9(b)(i)

                                                            Dated:  May 12, 1994


                                   SCHEDULE B
                                     TO THE
                           TRANSFER AGENCY AGREEMENT
                                    BETWEEN
                        THE WINSBURY SERVICE CORPORATION
                                      AND
                          THE PARKSTONE GROUP OF FUNDS
                              DATED AUGUST 8, 1990


Revised Fee Schedule for The Parkstone Group of Funds effective May 12, 1994.


1. MINIMUM ANNUAL BASE FEES. The minimum Annual Base Fee shall be determined as follows:

  Investor A Shares

   For a Fund with less than 100 shareholders:     $18,000
   For a Fund with more than 100 shareholders      $24,000

  Investor B Shares

   For a Fund with less than 100 shareholders:     $18,000
   For a Fund with more than 100 shareholders
   but less than 500 shareholders:                 $24,000
   For a Fund with more than 500 shareholders:     $36,000

  Investor C Shares

   For a Fund with less than 100 shareholders:     $18,000
   For a Fund with more than 100 shareholders
   but less than 500 shareholders:                 $24,000
   For a Fund with more than 500 shareholders:     $36,000

  Institutional Shares

   For a Fund with less than 100 shareholders:     $ 6,000
   For a Fund with more than 100 shareholders
   but less than 500 shareholders:                 $12,000
   For a Fund with more than 500 shareholders:     $24,000
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2. PER SHAREHOLDER FEES.  Each Class of a Fund (portfolio) shall pay an additional annual fee to be determined as follows:

   Investor A Shares (per shareholder greater than 100)

                 Daily Dividend Fund:             $16
                 Non-Daily Dividend Fund:         $14

  Investor B Shares (per shareholder greater than 500)

                 Daily Dividend Fund:             $16
                 Non-Daily Dividend Fund:         $14

   Investor C Shares (per shareholder greater than 500)

                 Daily Dividend Fund:             $16
                 Non-Daily Dividend Fund:         $14

   Institutional Shares (per shareholder greater than 500)

                 Daily Dividend Fund:             $16
                 Non-Daily Dividend Fund:         $14

3. OTHER PROVISIONS

  a. Any Fund which requires processing of Retirement Plans shall pay additional fees as agreed in writing between the parties.

  b. All fees are subject to annual increases as agreed in writing between the parties.

                                            THE WINSBURY SERVICE CORPORATION


Dated as of May 12, 1994                     By: /s/ Kenneth B. Quintenz
                                                 ----------------------------
                                             Title: Senior Vice President
                                                    -------------------------

                                             THE PARKSTONE GROUP OF FUNDS

Dated as of May 12, 1994                     By: /s/ G. Ronald Henderson
                                                 ----------------------------
                                             Title: President
                                                    -------------------------


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